EXHIBIT 32

CERTIFICATION

(Pursuant to 18 U.S.C. Section 1350)

The undersigned hereby certifies that, to his knowledge, (i) the Form 10-K filed by First Citizens Bancorporation of South Carolina, Inc. (“Bancorporation”) for the year ended December 31, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that report fairly presents, in all material respects, the financial condition at December 31, 2003 and December 31, 2002, and the results of operations of Bancorporation for the years ended December 31, 2003, December 31, 2002 and December 31, 2001.

Date: March 15, 2004

/s/ JIM B. APPLE

Jim B. Apple Chief Executive Officer

Date: March 15, 2004

/S/ CRAIG L. NIX

Craig L. Nix Chief Financial Officer